Exhibit 32.1

CERTIFICATIONS OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS PURSUANT TO

RULE 13A-14(B) AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of MRV Communications, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on November 30, 2009, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MRV COMMUNICATIONS, INC.

By: /s/ Noam Lotan
Noam Lotan
Chief Executive Officer

By: /s/ Chris King
Chris King
Chief Financial Officer